Legg Mason Partners Variable
Portfolios I, Inc:
Legg Msaon Partners Variable Total
Return Portfolio
Sub Item 77C

 Results of a Special Meeting of
Shareholders
 On October 19, 2006, a Special Meeting of Shareholder was held to approve an Agreement and Plan of Reorganization, providing for (i) the acquisition of all of the assets and the assumption of all of the liabilities of the Legg
Mason Partners Variable Total Return
 Portfolio (the "Acquired Fund"), in exchange for shares of the corresponding Legg Mason
 Partners Variable Multiple Discipline Portfolio-
Balanced All Cap Growth and Value
 (the "Acquiring Fund") to be distributed to the shareholders of the Acquired Fund and
 (ii) the subsequent termination of the Acquired Fund.
The following table provides the
 number of votes cast for, against, as well as the number of abstentions for the matter voted on at the Special Meeting of
Shareholders:

 Approval of Agreement and Plan of
Reorganization

    Votes For     Votes
                 Against  Abstentions
 4,214,478.902 190,599.49 526,064.184
                        6



Results of a Special Meeting of
Shareholders

On December 11, 2006, a Special Meeting of Shareholders was held to elect Board Members.
The following table provides the number of votes cast for, against as well as the number of abstentions and broker non-votes as to the matter voted on at the Special Meeting of
Shareholders.


Proposal 1: Elect Board
Members.
                                                 Broker
 Item Voted On  Votes For    Votes              Non-Votes
                            Against  Abstentio
                                        ns

Nominees:
 Paul R Ades    64,709,967 1,305,841.0     0.000      0.000
                     .850         81
 Andrew L.      64,737,763 1,278,045.4     0.000      0.000
Breech               .514         17
 Dwight B.      64,720,339 1,295,469.8     0.000      0.000
Crane                .063         68
 Robert M.      64,679,716 1,336,092.7     0.000      0.000
Frayn, Jr.           .228         03
 Frank G.       64,725,950 1,289,858.5     0.000      0.000
Hubbard              .417         14
 Howard J.      64,658,954 1,356,854.8     0.000      0.000
Johnson              .128         03
 David E.       64,756,817 1,258,991.0     0.000      0.000
Maryatt              .922         09
 Jerome H.      64,635,304 1,380,504.4     0.000      0.000
Miller               .483         48
 Ken Miller     64,745,957 1,269,851.7     0.000      0.000
                     .175         56
 John J.        64,676,372 1,339,436.5     0.000      0.000
Murphy               .337         94
 Thomas T.      64,739,023 1,276,785.7     0.000      0.000
Schlafly             .148         83
 Jerry A.       64,708,330 1,307,478.2     0.000      0.000
Viscione             .698         33
 R. Jay         64,589,947 1,425,861.5     0.000      0.000
Gerken, CFA          .400         31


On December 11, 2006, a Special Meeting of Shareholders was held to vote on various proposals recently approved by the Fund's Director's (the "Board Members"). The following tables provide the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the following proposals: (1) elect
Board Members, and (2) Revise Fundamental
Investment Policies.



Proposal 2: Revise Fundamental
Investment Policies.

  Items Voted   Votes For    Votes
       On                   Against  Abstentio
                                        ns

 Borrowing      6,206,577. 118,915.631 386,091.8
Money                 988                   59
 Underwriting   6,237,160. 63,729.344 410,695.5
                      552                   82
 Lending        6,157,810. 108,824.628 444,950.4
                      356                   94
 Issuing        6,232,121. 71,712.961 407,751.0
Senior                458                   59
Securities
 Real Estate    6,201,502. 88,248.711 421,833.9
                      833                   34
 Commodities    6,220,232. 61,991.930 429,360.7
                      788                   60
 Concentration  6,154,571. 116,093.993 440,920.3
                      111                   74
 Diversificati  6,229,836. 69,381.085 412,368.1
on                    222                   71
 Investment in  6,241,592. 79,273.784 390,719.4
other                 214                   80
investment
companies